EX.99 ACCT

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds and periods listed in Appendix I (the “funds”) did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods detailed below and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 6, 2020 is attached as Attachment A to this exhibit.

Appendix I	Periods Covered
Schwab International Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab International Small-Cap Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab Emerging Markets Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Broad Market ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab 1000 Index ETF	10/11/17* to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Large-Cap ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Large-Cap Growth ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Large-Cap Value ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Mid-Cap ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Small-Cap ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Dividend Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19

*	Commencement of operations

Attachment A

November 6, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Schwab Strategic Trust (copy attached) related to the funds listed in Appendix I, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) of form N-CSR of Schwab Strategic Trust dated November 6, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 6, 2020

Appendix I

Fund Name	Commission File Number
Schwab U.S. Broad Market ETF	S000026631
Schwab U.S. Large-Cap ETF	S000026632
Schwab U.S. Large-Cap Growth ETF	S000026633
Schwab U.S. Large-Cap Value ETF	S000026634
Schwab U.S. Mid-Cap ETF	S000026635
Schwab U.S. Small-Cap ETF	S000026636
Schwab International Equity ETF	S000026637
Schwab International Small-Cap Equity ETF	S000026638
Schwab Emerging Markets Equity ETF	S000026639
Schwab U.S. Dividend Equity ETF	S000034163
Schwab 1000 Index ETF	S000059091

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds and periods listed in Appendix I (the “funds”) did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods detailed below and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 6, 2020 is attached as Attachment A to this exhibit.

Appendix I	Periods Covered
Schwab International Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab International Small-Cap Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab Emerging Markets Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Broad Market ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab 1000 Index ETF	10/11/17* to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Large-Cap ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Large-Cap Growth ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Large-Cap Value ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Mid-Cap ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Small-Cap ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19
Schwab U.S. Dividend Equity ETF	9/1/17 to 8/31/18, 9/1/18 to 8/31/19

*	Commencement of operations